                                                                    EXHIBIT 99.2










                         FIRST STATE BANK AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                         FIRST STATE BANK AND SUBSIDIARY

                                    CONTENTS

--------------------------------------------------------------------------------

REPORT OF INDEPENDENT ACCOUNTANTS                                            F-2

CONSOLIDATED BALANCE SHEETS                                                  F-3

CONSOLIDATED STATEMENTS OF INCOME                                            F-4

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY                               F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS                                        F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                   F-7

                        REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders
First State Bank
Maynardville, Tennessee

We have audited the accompanying consolidated balance sheets of First State Bank and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First State Bank and subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

                        JOSEPH DECOSIMO AND COMPANY, LLP

Chattanooga, Tennessee
April 12, 2002

                         FIRST STATE BANK AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

      ----------------------------------------------------------------------------------------------------------------------
                                                                                               2001              2000
        ASSETS

         Cash and Due from Banks                                                                          $ 2,204   $ 2,169
         Federal Funds Sold and Securities Purchased
            Under Agreements to Resell                                                                      3,352       657
                                                                                                          -------   -------
            Cash and Cash Equivalents                                                                       5,556     2,826
                                                                                                          -------   -------

         Interest-Bearing Deposits with Banks                                                               1,810     1,525
                                                                                                          -------   -------

         Securities Available for Sale                                                                     12,744    12,571
                                                                                                          -------   -------

         Loans                                                                                             21,314    21,074
         Less: Allowance for Loan Losses                                                                      377       317
                                                                                                          -------   -------
                                                                                                           20,937    20,757
                                                                                                          -------   -------

         Premises and Equipment, net                                                                        1,237     1,313
                                                                                                          -------   -------


         Other Assets                                                                                         830       744
                                                                                                          -------   -------

      TOTAL ASSETS                                                                                        $43,114   $39,736
                                                                                                          =======   =======

              LIABILITIES AND STOCKHOLDERS' EQUITY

      LIABILITIES
         Deposits -
            Noninterest-Bearing Demand                                                                    $ 5,193   $ 5,604
            Interest-Bearing Demand                                                                         3,387     3,866
                                                                                                          -------   -------
                                                                                                            8,580     9,470
                                                                                                          -------   -------

         Savings and Money Market Accounts                                                                  8,489     7,362
                                                                                                          -------   -------
         Time Deposits -
            Certificates of Deposit of $100 thousand or more                                                4,594     2,817
            Certificates of Deposit of less than $100 thousand                                             15,276    14,334
                                                                                                          -------   -------
                                                                                                           19,870    17,151
                                                                                                          -------   -------

              Total Deposits                                                                               36,939    33,983
         Other Liabilities                                                                                    413       354
                                                                                                          -------   -------
              Total Liabilities                                                                            37,352    34,337
                                                                                                          -------   -------

      COMMITMENTS AND CONTINGENCIES

      STOCKHOLDERS' EQUITY

         Common Stock -- $10 par value -- 50,000 shares
            authorized; 42,275 shares issued                                                                  423       423
         Paid-In Surplus                                                                                      500       500
         Retained Earnings                                                                                  4,623     4,422
         Accumulated Other Comprehensive Income                                                               216        54
                                                                                                          -------   -------
              Total Stockholders' Equity                                                                    5,762     5,399
                                                                                                          -------   -------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                          $43,114   $39,736
                                                                                                          =======   =======


    The accompanying notes are an integral part of the financial statements.

                         FIRST STATE BANK AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME

                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                  2001             2000

INTEREST INCOME
         Loans, including fees                                                                              $2,060   $1,963
         Debt Securities - taxable                                                                             427      464
         Debt Securities - nontaxable                                                                          238      249
         Deposits with Banks                                                                                    97      102
         Other                                                                                                  97       74
                                                                                                            ------   ------
              Total Interest Income                                                                          2,919    2,852
                                                                                                            ------   ------

      INTEREST EXPENSE
         Interest-Bearing Demand Deposits                                                                       74       90
         Savings Deposits and Money Market Accounts                                                            179      196
         Certificates of Deposit of $100 thousand or more                                                      208      131
         Certificates of Deposit of less than $100 thousand                                                    791      749
         Other                                                                                                  14       15
                                                                                                            ------   ------
              Total Interest Expense                                                                         1,266    1,181
                                                                                                            ------   ------

      NET INTEREST INCOME                                                                                    1,653    1,671
         Provision for Loan Losses                                                                              32       48
                                                                                                            ------   ------

      NET INTEREST INCOME AFTER
         PROVISION FOR LOAN LOSSES                                                                           1,621    1,623
                                                                                                            ------   ------

      NONINTEREST INCOME
         Service Charges on Deposit Accounts                                                                   137      149
         Other                                                                                                  87       86
                                                                                                            ------   ------
              Total Noninterest Income                                                                         224      235
                                                                                                            ------   ------

      NONINTEREST EXPENSES
         Salaries and Employee Benefits                                                                        872      859
         Net Occupancy                                                                                         201      207
         Other                                                                                                 362      380
                                                                                                            ------   ------
              Total Noninterest Expenses                                                                     1,435    1,446
                                                                                                            ------   ------

      INCOME BEFORE INCOME TAX PROVISION                                                                       410      412
         Income Tax Provision                                                                                   82       83
                                                                                                            ------   ------

      NET INCOME                                                                                            $  328   $  329
                                                                                                            ======   ======

      BASIC AND DILUTED NET INCOME PER SHARE                                                                $ 7.76   $ 7.78
                                                                                                            ======   ======

    The accompanying notes are an integral part of the financial statements.

                         FIRST STATE BANK AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                 (IN THOUSANDS)


                                                       COMMON STOCK             PAID-IN        RETAINED

                                                   SHARES        AMOUNT          SURPLUS        EARNINGS

BALANCE - December 31, 1999                         42          $  423           $  500          $4,220

Comprehensive Income -
   Net Income                                                                                       329
   Change in Net Unrealized Gain on

      Securities Available for Sale, net of
        tax

        Total Comprehensive Income


Cash Dividends Declared                                                                            (127)
                                                 -----          ------           ------          ------
BALANCE - December 31, 2000                         42             423              500           4,422

Comprehensive Income -
   Net Income                                      328             328           $  328

   Change in Net Unrealized Gain on
      Securities Available for Sale, net of tax

        Total Comprehensive Income

Cash Dividends Declared                                                                            (127)
                                                 -----          ------           ------          ------
BALANCE - DECEMBER 31, 2001                         42          $  423           $  500          $4,623
                                                 =====          ======           ======          ======

                                                 ACCUMULATED OTHER         TOTAL             TOTAL
                                                 COMPREHENSIVE         STOCKHOLDERS'     COMPREHENSIVE
                                                 INCOME (LOSS)             EQUITY            INCOME

BALANCE - December 31, 1999                        $ (119)                 $5,024

Comprehensive Income -
   Net Income                                                                 329           $  329
   Change in Net Unrealized Gain on

      Securities Available for Sale, net of           173                     173              173
        tax                                                                                 ------
        Total Comprehensive Income                                                          $  502
                                                                                            ======

Cash Dividends Declared                                                      (127)
                                                    -----                  ------
BALANCE - December 31, 2000                            54                   5,399

Comprehensive Income -
   Net Income

   Change in Net Unrealized Gain on
      Securities Available for Sale, net of tax       162                     162              162
                                                                                            ------
        Total Comprehensive Income                                                          $  490
                                                                                            ======
Cash Dividends Declared                                                      (127)
                                                    -----                  ------
BALANCE - DECEMBER 31, 2001                         $ 216                  $5,762
                                                    =====                  ======

    The accompanying notes are an integral part of the financial statements.

                         FIRST STATE BANK AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                 (IN THOUSANDS)

                                                                                                            2001      2000
     RECONCILIATION OF NET INCOME TO NET CASH
        PROVIDED (USED) BY OPERATING ACTIVITIES
        Net Income                                                                                       $   328    $   329
        Provision for Loan Losses                                                                             32         48
        Net Accretion of Securities                                                                           41         32
        Depreciation                                                                                          98         95
        Changes in Operating Assets and Liabilities -
           Increase in Other Assets                                                                          (67)       (36)
           Increase (Decrease) in Other Liabilities                                                          (23)        48
                                                                                                         -------    -------

             NET CASH PROVIDED BY OPERATING ACTIVITIES                                                      409        516
                                                                                                         -------    -------

     CASH FLOWS FROM INVESTING ACTIVITIES
        Net Change in Interest-Bearing Deposits in Banks                                                    (285)       284
        Activity in Available-for-Sale Securities -
           Maturities, Prepayments and Calls                                                               2,910      2,665
           Purchases                                                                                      (2,880)    (1,997)
        Net Increase in Loans                                                                               (231)    (1,861)
        Additions to Premises and Equipment                                                                  (22)       (58)
                                                                                                         -------    -------

             NET CASH USED BY INVESTING ACTIVITIES                                                          (508)      (967)
                                                                                                         -------    -------

     CASH FLOWS FROM FINANCING ACTIVITIES
        Net Increase in Deposits                                                                           2,956        716
        Cash Dividends Paid on Common Stock                                                                 (127)      (127)
                                                                                                         -------    -------

             NET CASH PROVIDED BY FINANCING ACTIVITIES                                                     2,829        589
                                                                                                         -------    -------

     NET INCREASE IN CASH AND CASH EQUIVALENTS                                                            2,730        138

     CASH AND CASH EQUIVALENTS - beginning of year                                                         2,826      2,688
                                                                                                         -------    -------

     CASH AND CASH EQUIVALENTS - end of year                                                             $ 5,556    $ 2,826
                                                                                                         =======    =======

     SUPPLEMENTAL DISCLOSURES OF NONCASH
        INVESTING AND FINANCING ACTIVITIES

        Unrealized Appreciation of Securities, net of deferred taxes
           of $83 and $90 for 2001 and 2000, respectively,                                               $   162    $   173

     SUPPLEMENTAL SCHEDULE OF CASH FLOWS
        Interest Paid                                                                                    $ 1,280    $ 1,171
        Income Taxes Paid                                                                                $    81    $    60



    The accompanying notes are an integral part of the financial statements.

                         FIRST STATE BANK AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


--------------------------------------------------------------------------------



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant policies and practices followed by the Bank and its subsidiary are as follows:

DESCRIPTION OF BUSINESS - First State Bank (the Bank) is a state chartered full service commercial bank which provides banking services through its main office and one branch office located in Union County, Tennessee. The Bank's principal activities include loan origination and deposit gathering activities.

BASIS OF CONSOLIDATION - The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiary, First State Holdings, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

SECURITIES - Securities that management does not have the intent or ability to hold to maturity are classified as available-for-sale and recorded at fair value. Unrealized gains and losses are excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using methods approximating the interest method over the terms of the securities. Gains and losses on sale of securities are determined using the specific identification method.

CASH AND CASH EQUIVALENTS - For the purpose of presentation in the statements of cash flows, the Bank considers all cash and amounts due from depository institutions to be cash equivalents.

INTEREST-BEARING DEPOSITS IN BANKS - Interest-bearing deposits in banks mature within one to five years and are carried at cost.

LOANS - Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

LOAN ORIGINATION FEES - Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield over the lives of the related loans.

INTEREST INCOME ON LOANS - Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid accrued interest is reversed.

ALLOWANCE FOR LOAN LOSSES - The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and current economic conditions. Certain loans on which the accrual of interest is discontinued are considered impaired and are carried at the fair value of their underlying collateral. Any difference between the loan's fair value and carrying amount is recorded as a reserve for loan losses. Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

PREMISES AND EQUIPMENT - Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Expenditures for repairs, maintenance and minor improvements are charged to expense as incurred and additions and improvements that significantly extend the lives of assets are capitalized. Upon sale or other retirement of depreciable property, the cost and related accumulated depreciation are removed from the related accounts and any gain or loss is reflected in operations.

Depreciation is provided using the straight-line method over the estimated lives of the depreciable assets. Deferred income taxes are provided for differences in the computation of depreciation for book and tax purposes.

INCOME TAXES - Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

FINANCIAL INSTRUMENTS - In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

ADVERTISING COSTS - Advertising costs are charged to expense when incurred and totaled $30 thousand for 2001 and $25 thousand for 2000.

ESTIMATES AND UNCERTAINTIES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COMMON STOCK DATA - Basic and diluted net income per share is computed by dividing the net income for the period by the weighted average number of common shares outstanding during the period. The Bank had no common stock equivalents as of December 31, 2001 and 2000.

COMPREHENSIVE INCOME - Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES - Effective January 1, 2001, the Bank adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative and Hedging Activities," as amended (SFAS 133). This statement establishes a new model for accounting for derivatives and hedging activities. Under SFAS 133, all derivatives must be recognized as assets and liabilities and measured at fair value. The Bank currently does not have any derivative instruments that require fair value measurement under SFAS 133 and, accordingly, the effect of the adoption did not have a material impact on its results of operations or financial position.

RECENT ACCOUNTING PRONOUNCEMENTS - In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141 (SFAS 141), "Business Combinations," and No. 142 (SFAS 142), "Goodwill and Other Intangible Assets."

SFAS 141 supersedes APB Opinion No. 16, "Business Combinations," and Statement of Financial Accounting Standards No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises," and requires that all business combinations be accounted for using the purchase method. SFAS 141 carries forward without reconsideration those portions of APB Opinion No. 16, "Business Combinations," which provide guidance related to the application of the purchase method. SFAS 141 requires that intangible assets that meet certain criteria be recognized as assets apart from goodwill. The provisions of SFAS 141 apply to all business combinations initiated after June 30, 2001, as well as to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later.

SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." SFAS 142 addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. SFAS 142 also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. SFAS 142 carries forward without reconsideration those provisions of APB Opinion No. 17 related to accounting for internally developed intangible assets. The provisions of SFAS 142 are required to be applied in fiscal years beginning after December 15, 2001, and early application is permitted for entities with fiscal years beginning after March 15, 2001, under certain conditions. Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of SFAS 142 (resulting from a transitional impairment test) are to be reported as resulting from a change in accounting principle. The Bank had no goodwill as of December 31, 2001.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations." This statement addresses financial and reporting obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from acquisition, construction, development and/or the normal operation of a long-lived asset, except for certain obligations of lessees. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The effect of adoption of SFAS 143 is not expected to have a material impact on the Bank's results of operations or its financial position.

In August 2001, The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144 (SFAS 144), "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement supersedes SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and Accounting Principles Board Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." This statement retains the fundamental provisions of SFAS 121 for recognition and measurement of impairment, but amends the accounting and reporting standards for segments of a business to be disposed of. The provisions of this statement are required to be adopted no later than fiscal years beginning after December 31, 2001, with early adoption encouraged. The Bank is currently evaluating the impact of the adoption of SFAS 144, but at this time, it is not expected to have a material effect.

NOTE 2 - RESTRICTIONS ON CASH AND DUE FROM BANKS

The Bank's legal reserve requirements were satisfied by average vault cash of $672 thousand and $692 thousand during 2001 and 2000, respectively. The Bank does not maintain compensating balances with correspondent banks.

NOTE 3 - SECURITIES

The amortized cost and fair value of securities, with gross unrealized gains and losses, are as follows:


                                                                           GROSS        GROSS
                                                               AMORTIZED UNREALIZED  UNREALIZED   FAIR
----------------------------------------------------------------------------------------------------------------------------
                                                                  COST     GAINS      LOSSES      VALUE
----------------------------------------------------------------------------------------------------------------------------
                                                                              (in thousands)
       SECURITIES AVAILABLE-FOR-SALE
       DECEMBER 31, 2001

          Debt Securities -
             Federal Agencies                                    $ 5,026   $ 160   $    10   $ 5,176
             State and Municipal                                   7,391     189        12     7,568
                                                                 -------   -----   -------   -------
                                                                 $12,417   $ 349   $    22   $12,744
                                                                 =======   =====   =======   =======

       DECEMBER 31, 2000
          Debt Securities -

             Federal Agencies                                    $ 6,255   $  37   $    10   $ 6,282
             State and Municipal                                   6,233      73        17     6,289
                                                                 -------   -----   -------   -------
                                                                 $12,488   $ 110   $    27   $12,571
                                                                 =======   =====   =======   =======

At December 31, 2001 and 2000, federal agencies securities with a carrying value of $2,660 thousand and $3,347 thousand, respectively were pledged to secure public deposits and for other purposes.

The amortized cost and fair value of debt securities by contractual maturity at December 31, 2001, are as follows:

                                                                                          Amortized             Fair
                                                                                             Cost              Value
                                                                                                 (in thousands)

Within 1 Year                                                                              $ 2,905           $  2,951
Over 1 Year through 5 Years                                                                  8,103              8,357
5 Years to 10 Years                                                                          1,409              1,436
                                                                                          --------           --------
                                                                                          $ 12,417           $ 12,744
                                                                                          =========          ========

There were no sales of securities available for sale for the years ended December 31, 2001 and 2000.

NOTE 4 - LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans by type are summarized as follows:

                                                      2001              2000
                                                          (in thousands)
Loans Secured by Real Estate -
   Residential 1 - 4 Family                          $ 12,633         $ 11,588
   Commercial                                           2,131            2,194
   Construction                                           547              914
   Other                                                  964              900
                                                     --------         --------
                                                       16,275           15,596
Commercial Loans                                          676              992
Consumer Installment Loans                              4,265            4,455
Other                                                      98               31
                                                     --------         --------

        Total Loans                                    21,314           21,074

Allowance for Loan Losses                                (377)            (317)
                                                     --------         --------
Net Loans                                            $ 20,937         $ 20,757
                                                     ========         ========

An analysis of the allowance for loan losses follows:

                                                      2001           2000
                                                        (in thousands)
Allowance for Loan Losses - beginning of year        $  317         $  301
   Provision for Loan Losses                             32             48
   Loans Charged Off                                    (25)           (38)
   Recoveries of Loans Charged Off                       53              6
                                                     ------         ------
Allowance for Loan Losses - end of year              $  377         $  317
                                                     ======         ======

The allowance for loan losses reflects management's assessment and estimate of the risks associated with extending credit and its evaluation of the quality of the loan portfolio. The Bank periodically analyzes the loan portfolio in an effort to establish an allowance for loan losses that it believes will be adequate in light of anticipated risks and loan losses. In assessing the adequacy of the allowance, the Bank reviews the size, quality and risk of loans in the portfolio.

Impaired loans recognized in conformity with FASB Statement No. 114 as amended by FASB No. 118, as of December 31, 2001 and 2000, were not significant.

Because of uncertainties inherent in the estimation process, management's estimate of credit losses in the loan portfolio and the related allowance may change in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

The Bank has entered into transactions with certain directors, executive officers and significant shareholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 2001 and 2000, was $406 thousand and $357 thousand, respectively. New loans made to such related parties amounted to $223 thousand and payments amounted to $174 thousand for 2001. For 2000, new loans amounted to $82 thousand and payments amounted to $98 thousand.

NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment consist of the following:

                                                       2001           2000
                                                         (in thousands)
Land                                                 $    317       $    317
Buildings and Improvements                              1,012          1,012
Equipment                                                 544            522
                                                     --------       --------
                                                        1,873          1,851
Accumulated Depreciation                                 (636)          (538)
                                                     --------       --------
                                                     $  1,237       $  1,313
                                                     ========       ========

NOTE 6 - DEPOSITS

Scheduled maturities of certificates of deposit as of December 31, 2001, are as follows:

                                                           (in thousands)
2002                                                          $ 16,231
2003                                                             3,075
2004                                                               345
2005                                                               164
2006 and thereafter                                                 55
                                                              --------
                                                              $ 19,870
                                                              ========

NOTE 7 - OTHER LIABILITIES

At December 31, 2001, the Bank had a line of credit totaling $1 million with a correspondent bank for short-term liquidity needs, all of which was available.

NOTE 8 - INCOME TAXES

The income tax provision consists of the following:

                                                     2001         2000
                                                       (in thousands)
Current Provision                                    $ 92         $ 80
Deferred Provision (Benefit)                          (10)           3
                                                     ----         ----
Income Tax Provision                                 $ 82         $ 83
                                                     ====         ====

Reconciliation of the income tax provision to statutory rates is as follows:

                                                     2001            2000
                                                        (in thousands)
Federal Taxes at Statutory Tax Rate                  $ 139         $ 140
Tax Exempt Interest                                    (83)          (86)
Other                                                   10            13
State Taxes, net of federal effect                      16            16
                                                     -----         -----

Income Tax Provision                                 $  82         $  83
                                                     =====         =====

The net deferred tax asset (liability) consists of the following:

                                                     2001           2000
                                                        (in thousands)
DEFERRED TAX ASSETS
   Allowance for Loan Losses                         $  78         $  74
                                                     -----         -----
DEFERRED TAX LIABILITY
   Securities Available-for-Sale                       111            28
   Premises and Equipment                               16            22
                                                     -----         -----
                                                       127            50
                                                     -----         -----

NET DEFERRED TAX ASSET (LIABILITY)                   $ (49)        $  24
                                                     =====         =====

The Bank has evaluated the available evidence supporting the future realization of its gross deferred tax assets of $78 thousand at December 31, 2001, including the amount and timing of future taxable income, and has determined that it is more likely than not that the assets will be realized.

NOTE 9 - 401(K) PLAN

The Bank has a 401(k) plan covering substantially all employees meeting certain age and service requirements. Employees may contribute a portion of their compensation up to certain limits based on federal tax laws. The Bank may make discretionary contributions which were currently 50% of the employee's contribution up to 5% of the employee's W-2 wages for 2001 and 2000.

Compensation expense for the 401(k) plan was $12 thousand and $11 thousand for 2001 and 2000, respectively.


NOTE 10 - MINIMUM REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to the average assets (as defined). Management believes, as of December 31, 2001, that the Bank met all capital adequacy requirements to which they are subject.

As of December 31, 2001, the Bank satisfied the requirements of the Federal Deposit Insurance Corporation's well capitalized category under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following tables. The Bank's capital amounts and ratios as of December 31, 2001 and 2000, are presented in the following table:

                                                                                            Minimum To Be Well
                                                                          Minimum           Capitalized Under
                                                                          Capital           Prompt Corrective
                                                        Actual          Requirements        Action Provisions
                                              Amount        Ratio    Amount       Ratio     Amount      Ratio
                                                                            (Dollars in thousands)
DECEMBER 31, 2001
   Total Capital to Risk-Weighted Assets      $5,825       26.2%     $1,778       8.0%     $2,191      10.0%

   Tier 1 Capital to Risk-Weighted Assets     $5,546       25.0%     $  889       4.0%     $1,314       6.0%

   Tier 1 Capital to Average Assets           $5,546  5,   13.0%     $1,714 1,    4.0%     $2,142       5.0%

                                                                                              Minimum To Be Well
                                                                          Minimum             Capitalized Under
                                                                          Capital             Prompt Corrective
                                                    Actual              Requirements          Action Provisions
                                              Amount       Ratio       Amount    Ratio        Amount      Ratio
                                                                           (Dollars in thousands)
DECEMBER 31, 2000

   Total Capital to Risk-Weighted Assets      $ 5,617      25.9%        $1,735   8.0%         $2,169     10.0%


   Tier 1 Capital to Risk-Weighted Assets     $ 5,345      24.6%        $  868   4.0%         $1,301      6.0%


   Tier 1 Capital to Average Assets           $ 5,345      13.7%        $1,566   4.0%         $1,958      5.0%


NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of the Bank's financial instruments are as follows:

                                                    December 31, 2001            December 31, 2000
                                                  Carrying        Fair          Carrying     Fair
                                                   Amount         Value          Amount      Value
                                                            (in thousands)          (in thousands)
FINANCIAL ASSETS
   Cash and Cash Equivalents                       $ 5,556      $ 5,556          $ 2,826    $ 2,826
   Interest-Bearing Deposits with Banks            $ 1,810      $ 1,895          $ 1,525    $ 1,524
   Securities Available-for-Sale                   $12,744      $12,744          $12,571    $12,571
   Loans                                           $21,314      $23,022          $21,074    $20,879
   Allowance for Loan Losses                       $   377      $   377          $   317    $   317


FINANCIAL LIABILITIES
   Deposits                                        $36,939      $37,170          $33,983    $34,015

The following methods and assumptions were used by the Bank in estimating fair value of each class of financial instruments for which it is practicable to estimate that value:

- CASH AND CASH EQUIVALENTS - The carrying amounts of cash and short-term instruments approximate fair value.

- INTEREST-BEARING DEPOSITS WITH BANKS - The carrying amounts of interest-bearing deposits maturing within ninety days approximate their fair value. Fair values of other interest-bearing deposits are estimated using discounted cash flow analyses based on current rates for similar types of deposits.

- SECURITIES - Fair values for securities are based on quoted market prices.

- LOANS - For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans and other consumer loans is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers of similar credit ratings quality. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

- DEPOSIT LIABILITIES - The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value for fixed-rate certificates of deposit is estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

NOTE 12 - OFF-BALANCE-SHEET ACTIVITY

The Bank is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

The Bank's exposure to credit loss is represented by the contractual amount of these commitments. The Bank follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

The Bank's maximum exposure to credit risk for unfunded loan commitments and standby letters of credit at December 31, 2001, was as follows:

                                         2001                 2000
                                               (in thousands)
Commitments to Extend Credit            $    69              $    91
Standby Letters of Credit               $ 1,383              $ 1,140

Commitments to extend credit are agreements to lend to customers. Commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank on extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment and income-producing commercial properties.

NOTE 13 - CONCENTRATIONS OF CREDIT RISK

Concentrations of credit risk or types of collateral arising from financial instruments exist in relation to certain groups of customers. A group concentration arises when a number of borrowers have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The Bank had approximately $16 million in real estate related loans in Maynardville and the greater Knoxville area as of December 31, 2001 and 2000.

NOTE 14 - SUPPLEMENTAL FINANCIAL DATA

Components of other noninterest income or other noninterest expense in excess of 1% of the aggregate of total interest income and other income are as follows:

                                          2001                  2000
                                                (in thousands)
NONINTEREST INCOME -
   Credit Life Insurance Fees             $36                   $35

NONINTEREST EXPENSE -
   Telephone                              $34                   $31
   Data Processing                        $98                   $101

NOTE 15 - SUBSEQUENT EVENTS

On March 13, 2002, the Bank's board of directors approved an agreement to exchange all of the Bank's common stock for $8.1 million in cash. Completion of the transaction is subject to regulatory approval, approval of First State Bank's shareholders, and satisfactory completion of a due diligence investigation of First State Bank by First Security Group, Inc., the purchaser.